UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2006

Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, VT	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 15, 2006, the Compensation Committee of the Board of Directors of Casella Waste Systems, Inc. (the “Registrant”) approved a cash bonus plan for the executive officers of the Registrant for fiscal 2007 (the “Bonus Plan”). The Bonus Plan provides for the payment of a cash bonus based on the Registrant’s EBITDA, return on net assets and earnings per share for the fiscal year ending April 30, 2007. An aggregate of 40% of the bonus will be paid upon the achievement of target EBITDA levels; 10% upon the achievement of specific personal goals; 25% will be paid upon the achievement of target earnings per share; and 25% will be paid upon the achievement of target return on net asset levels. A greater or lesser amount may be paid in the event the targets are exceeded or not met.

In addition, on June 15, 2006, the Compensation Committee approved a 3% increase for fiscal 2007 in the base salaries for the executive officers of the Company. The increase became effective as of May 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 21, 2006.	CASELLA WASTE SYSTEMS, INC.

	By:	/s/ RICHARD A. NORRIS
Richard A. Norris
Senior Vice President and Chief Financial Officer